                                                            Exhibit 23.2
                                                            ------------


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors of
Dime Bancorp, Inc.



We consent to the incorporation by reference in the registration statement on Form S-8 of Dime Bancorp, Inc. (Dime) (registering common stock to be issued under the Dime Bancorp, Inc. 1991 Stock Incentive Plan) of our report dated January 26, 1996 relating to our audit of the consolidated statements of financial condition of Dime Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of Dime, as amended on Form 10-K/A No. 1 filed by Dime on May 15, 1996. Our report included an explanatory paragraph that described a change in accounting principle and adoption of new accounting principles, as discussed in the notes to those statements.



                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP


New York, New York
May 24, 1996



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